                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT


                     Pursuant to Section 13 of the
                    Securities Exchange Act of 1934


          Date of Earliest Event Reported:  January 12, 1995


                      NEW ENGLAND ELECTRIC SYSTEM

          (exact name of registrant as specified in charter)


Massachusetts
(state or other
jurisdiction of
incorporation)
1-3446
(Commission
File No.)
04-1663060
(I.R.S. Employer
Identification No.)

          25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 366-9011

(Registrant's telephone number, including area code)

Item 5.  Other Events


     As previously reported, New England Power Company (NEP), a wholly owned subsidiary of New England Electric System, filed a wholesale rate settlement on December 7, 1994, with the Federal
Energy Regulatory Commission (FERC).   The settlement is subject
to FERC approval. The Attorney General of Rhode Island, the Rhode Island Division of Public Utilities and Carriers, the New Hampshire Public Utilities Commission, and the Towns of Groveland and Merrimac, Massachusetts, all signatories to the settlement, as well as the Town of Littleton, New Hampshire filed with FERC to indicate their approval of the settlement. The Massachusetts Department of Public Utilities also filed to intervene and indicated that it did not oppose the settlement. The Attorney General of Massachusetts and Green Mountain Power Corporation intervened without protesting the settlement. The Town of Norwood and Milford Power Limited Partnership (MPLP), together representing less than two percent of NEP's sales, each filed a motion to intervene and protested the proposed settlement. Also as previously reported, MPLP is suing NEP. The filing with FERC by MPLP raised issues similar to claims made in that lawsuit. On January 12, 1995, NEP filed its answer with the FERC requesting that FERC, in accordance with past practice, approve the filed settlement for all signatories and non-contesting parties and customers.

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                      NEW ENGLAND ELECTRIC SYSTEM


                                         s/Alfred D. Houston
                                      By
                                      Alfred D. Houston
                                      Executive Vice President and
                                      Chief Financial Officer

Date:  January 19, 1995

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.